Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-264742 on Form S-8, of our report dated March 6, 2025, with respect to the audited financial statements of Global Crossing Airlines Group Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Rosenberg Rich Baker Berman, P.A.

www.rrbb.com

Somerset, New Jersey

March 6, 2025